Exhibit 99.2

Sha r eholder L e t t er F ourth Quar t er + Fis c al Y e ar 2022 Ma r ch 30, 2023

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FAZE CLAN 2023 DIAMOND JERSEY

2022 Statistics

527.9 million

total reach [1]

- **$70 million** revenue
- **136.2 million** aggregate YouTube subscribers [2]
- **15** significant brand partnerships [3]

[1] Total Reach measures the aggregate number of user accounts, or "fans", that subscribe to or follow FaZe content across YouTube, Twitter, Instagram and Twitch, including channels controlled by our celebrity talent.

[2] Aggregate Youtube Subscribers: This metric represents the number of subscribers our total talent pool has on their FaZe co-branded YouTube channels, the company programmed FaZe Clan YouTube channel, as well as FaZe Affiliated channels

[3] Significant Brand Partnerships: Significant brand sponsorships are those that generate $500K in revenue or more annually.

D e ar Shareholders, It is with great pleasure that I write to share with you our 2022 Q4 and Full Year financial results and our thinking on the year to come. I joined FaZe six years ago because I saw an incredible opportunity to be a part of a brand and group of talent I greatly admired at the forefront of massive cultural change. Since then, Millennials and Gen Z have completely redefined how entertainment is being created and consumed, and we believe FaZe is one of the few brands and companies that understands this change and is positioned to capitalize on it. It may be tempting for some to dismiss youth culture as a temporary fad, but we know this change is substantial and long - lasting. And the numbers prove us right: Our brand and talent network collectively reached over 520 million people worldwide as of the end of 2022. The FaZe chain is worn by FaZe Rug (YouTube superstar with over 23 million subscribers), FaZe Nickmercs (one of gaming’s top personalities streaming to tens of thousands of fans everyday), FaZe K1 (Kyler Murray), FaZe Bronny (LeBron James, Jr.), and FaZe Snoop (Snoop Dogg), and more significant and developing talent is on the way. This reach and the deep connection with our vast community lead America’s household consumer brands to partner with FaZe to reach a culture rapidly evolving beyond the constructs of the industries these brands built their businesses on. Our decision to go public in July 2022 was driven by our proven ability to leverage our talent to build individual brands and businesses while facilitating the expansion of traditional brands’ reach and engagement . And that opportunity is as big as ever today . Our job as a company is to capitalize on and transform FaZe into a sustainable, profitable, and growing business . We took an important first step in achieving those goals by delivering 2022 revenue of $70.0 million, in line with our target for the year. That’s a notable achievement, but to be candid, we’ve gotten off to a slower start on this journey than we would have liked. Last summer, when we blazed the trail for our broader industry by listing on the Nasdaq, we faced a tremendously challenging market and economic environment that slowed our early progress. While we don’t make excuses at FaZe, we have reevaluated our near - term priorities and goals to align with our capital position, including making difficult decisions to right - size our business. As you will read in this letter, we believe we’re taking the right steps to position the business for successful long - term growth. We are as optimistic as ever about the future of FaZe Clan. We believe we have a gifted roster of esports athletes and content creators, a talented and dedicated team committed to our mission, and a loyal fan base that continues to grow and engage with our brand. This letter outlines FaZe’s path forward, including our business model, strategic priorities, and how we plan to grow revenue and lower our cost structure. Overall I am proud of what we achieved in 2022 despite tremendous challenges. Revenue of $70.0 million was up 32% over 2021, and we are exploring many more revenue and brand partnership opportunities in 2023. I am confident that we have the right team, strategy, and vision to build a successful and sustainable business at FaZe. - Lee Trink Q4 Fiscal 2022 L ett er T o Shareholders 3

What is FaZe?

Our story began over a decade ago when a group of gamers came together to share their passion for trickshotting in Call of Duty. What started as a hobby quickly grew into a collective, with players from around the world joining the ranks of FaZe Clan. Our community of fans and followers also grew, attracted by our unique blend of skills, creativity, and compelling entertainment.

From Gaming Legacy to Leading Creator Economy Brand

Over time, FaZe evolved into a business, and we began to explore new revenue streams and business models. As we have expanded our reach into other gaming and entertainment areas, the heart of our success remains our ability to connect with our fans on a daily and sometimes hourly basis.

We are now in an era where gaming is more than just a hobby - it's a way of life for many people. That's why we have built a brand that resonates with gamers and non-gamers alike. We are a community of like-minded individuals passionate about creativity, talent, and entertainment. Today, we believe we are one of the most recognized brands in casual gaming, professional esports, and the creator economy, with a loyal fan base that spans the globe. Our brand is differentiated by our long tenure, authenticity, and reach well beyond gaming.



[FaZe Clan Sizzle Reel]

It All Starts with Talent

Our brand, and our company, starts with talent. Our talent network comprises over 100 personalities across content creation, esports, and celebrity affiliates. We seek to attract and manage a broad talent base, giving them the tools and support to grow their brands and followings within the FaZe platform. In this way, we aim to help each grow their overall reach and contribute to a platform where most of our fans engage with multiple members of our talent roster.

Leadership in Esports

Our legacy in gaming makes esports an important driver of the FaZe brand and fanbase. We have over 47 esports professionals who are members of one of our 15 professional esports teams competing in 14 games. We compete globally in Apex Legends, Counter-Strike: Global Offensive, Call of Duty, Fortnite, PUBG, PUBG Mobile, Halo, FIFA, FIFA Online 4, Rainbow Six Siege, Smash, Valorant, Rennsport, and Rocket League. We've won 38 championships globally, making FaZe one of the most decorated esports franchises in history.

Engaging with Our Global Audience

Our success in esports and content creation affords FaZe access to an audience network of over a half billion globally.[1] Most of this audience is comprised of Millennials and Gen Z demographics between the ages of 13 and 34. As these age groups continue to gain spending power in the coming years, we consider our platform an excellent facilitator for other brands to connect with our core consumers.

We provide targeted solutions to brands through our sponsorship inventory, including branded content featuring popular FaZe creators, live streaming, live events, social activation and media amplification to provide increased reach to our partner brands' content. Our brand sponsorship products come in the form of brand deals and talent deals. Brand deals are made through our sales team, carry strong unit economics, and are generally made with larger blue-chip sponsors for a year or more. Talent deals are smaller and are made directly with individual FaZe talent to promote a brand or product within content created by the talent.

[1] Total Reach measures the aggregate number of user accounts, or "fans", that subscribe to or follow FaZe content across YouTube, Twitter, Instagram and Twitch, including channels controlled by our celebrity talent

FAZE CLAN Q4 Fiscal 2022 Letter To Shareholders 4

2022 + 2023 Year-to-Date Accomplishments

Brand Partnerships



PORSCHE / January 19, 2023: FaZe Clan and Porsche announce multi-year partnership including original content, consumer products, esports integrations and Web3 digital goods.


xfinity

XFINITY / October 20, 2022: Xfinity became the official internet and mobile partner of FaZe Clan, with plans to celebrate creators and the gaming industry's biggest moments.



MCDONALD'S / August 31, 2022: Announced partnership renewal with McDonald's USA which includes the FaZe Clan x McDonald's "Spotlight" series where up-and-comer gamers are put in the "spotlight" during a stream with FaZe Clan talent.


FAZE
UP

GHOST / May 5, 2022: Announced multi-year partnership and launched first product collaboration with a new flavor GHOST® x FAZE CLAN™ "FAZE POP™", in both GHOST® GAMER and GHOST® ENERGY product lines. (**February 22, 2023**)



MOONPAY / October 7, 2022: In partnership with MoonPay, hosted "RGB: A Night On The Moon," Powered By MoonPay – a one-night event featuring the biggest names in all of the gaming and streaming communities during TwitchCon with a surprise performance by Travis Scott.


FAZE CLAN
BUFFALO
CHICKEN

TOTINO'S / June 2, 2022: Introduced FaZe Clan branded Pizza Rolls with Totino's.


DOORDASH

DOORDASH / May 10, 2022: DoorDash became FaZe Clan's official on-demand delivery platform.

FAZE CLAN Q4 Fiscal 2022 Letter To Shareholders 5

2022 + 2023 Year-to-Date Accomplishments

Collaborations



NIKE / January 30, 2023: Collaborated with Nike to unite the worlds of gaming and sports culture through the successful release of a custom colorway basketball shoe, The Nike LeBron Nxxt Gen x FaZe Clan.


FAZE CLAN

A BATHING APE / February 13 2023: FaZe Clan And A Bathing Ape® announce limited-edition merchandise collaboration.



OCTOBER'S VERY OWN / December 16, 2022: FaZe Clan announces partnership & first official collaboration with October's Very Own (OVO®), a Canadian born lifestyle brand founded by Drake.


MANCHESTER
CITY

MANCHESTER CITY / March 21, 2022: FaZe Clan and Manchester City to host pop-up event at Etihad Stadium.


KINGS
DUE TO
OVERWHELMING
DEMAND
NOW AVAILABLE ON
FAZE SHOP

LA KINGS / February 22, 2022: FaZe Clan teams up with LA Kings for second merchandise collaboration.



DISNEY / May 23, 2022: FaZe Clan introduces "Mickey on the Grid" a new capsule collection in collaboration with Disney.


NARUTO
SHIPPUDEN

NARUTO SHIPPUDEN / May 16, 2022: FaZe Clan announces merchandise collaboration with anime giant Naruto Shippuden.



DUCKY / May 9, 2022: FaZe Clan expands into gaming products with electronics brand Ducky, marking FaZe Clan's first gaming keyboard release. Released four colorways in the first year.


NFL
NFL & FAZE CLAN

NFL / July 28, 2022: Announced '1ON1' series with the National Football League ("NFL"), featuring FaZe Deestroying taking his multi-stage competitions to several cities during NFL preseason. Announced official partnership between FaZe Clan x NFL. FaZe Clan and the NFL team up with multiple activations during draft weekend - **April 14, 2022.** National Football League and FaZe Clan team up to launch a series of activations at the convergence of football and gaming. - **February 8, 2022**


FAZE
WRLD
THE SANDBOX

THE SANDBOX / September 15, 2022: Partnered with The Sandbox in inaugural entry to the metaverse, opening the door to a gamified FaZe World that allows users to experience and engage with FaZe Clan and FaZe talent.


LYRI
CAL
FIFA 22

LYRICAL LEMONADE / May 31, 2022: FaZe Clan reunites with Lyrical Lemonade to usher the multimedia company into their first-ever in-game collaboration, including custom FIFA kits that will be available digitally inside EA Sports FIFA 22 and as physical apparel.

FAZE CLAN
Q4 Fiscal 2022 Letter To Shareholders
6

2022 + 2023 Year-to-Date Accomplishments

Talent Highlights



FaZe Ronaldo / Welcomed **FaZe Ronaldo,** 19-year old streaming sensation known for his outrageous sense of humor (announced **June 30, 2022**)



FaZe Deestroying / Welcomed **FaZe Deestroying,** a trailblazing athlete content creator who is considered a pivotal figure in the winning battle that overturned an NCAA rule prohibiting players from financially benefiting from their name, image and likeness (announced **April 12, 2022**)



FaZe Snoop / Snoop Dogg aka **FaZe Snoop** joined FaZe Clan's board of directors and became the newest talent member (announced **March 7 2022**). Prior to the announcement, Snoop wore a FaZe chain during his halftime performance at the Super Bowl on **February 13, 2022**


FAZE CLAN

FaZe Swagg / **FaZe Swagg** announced a landmark streaming deal moving exclusively to YouTube (announced **September 1, 2022**) and signed a deal with Klutch Sports as the first gamer ever to be represented by the agency (announced **May 12, 2022**)



FaZe Kaysan / **FaZe Kaysan** released three new tracks in under a year (**MVP, Plenty, Black Ops**) collectively amassing over **58.2M** streams across Spotify (22.7M), YouTube (16.6M), Apple Music (15.6M), SoundCloud (3.3M)

FAZE CLAN Q4 Fiscal 2022 Letter To Shareholders 7

2022 + 2023 Year-to-Date Accomplishments

Esports Leadership


CAMPEÃO

Rainbow Six Team / FaZe Clan's **Rainbow Six** team won the Stage 2 Elite Six Cup (Copa Elite Six) - 2022.


Frexs
Snip3down
Phony

Apex Legends Team / In 2022, FaZe officially entered **Apex Legends** (ALGS), establishing FaZe Clan's 12th professional esports team. In 2023, FaZe Clan has not only improved its ALGS roster but has also signed FaZe NickMercs teammates playing on his team, Tripods.



Valorant Team / FaZe Clan Signs Organization's First **All Female Professional Esports** Team to Compete in **VALORANT** Game Changers Series - **March 7, 2023.**


WINNERS
MAJOR II
TOURNAMENT

Atlanta Faze Team / In 2023, FaZe Clan's Call of Duty League esports team, **Atlanta FaZe,** won Call of Duty Major II in Boston.



Super Smash Bros. Ultimate Team / FaZe Clan entered **Super Smash Bros.** by signing 16-Year-Old Edgar Valdez aka FaZe Sparg0, as the newest official FaZe Clan member on April 17, 2022, and took home championships for FaZe Clan at Mainstage: Ultimate 2022, Low Tide City 2022, and Scuffed World Tour 2022.



CSGO Team / In 2022, FaZe Clan's **Counter-Strike: Global Offensive** team has a record-setting year winning four majors; PGL Antwerp Major, IEM Cologne, IEM Katowice, and ESL Pro League Season 15 – winning over 1.5M dollars in championship prize money and over 2M dollars in competitions overall. **March 27, 2023** - FaZe Clan's CS:GO team brought home a historic feat becoming the first international roster to win the Intel Grand Slam.



ESL R1 Racing Team / In February 2023, FaZe Clan officially enters **ESL R1: Racing** released for 2023 season and signs former Call Of Duty legend Crimsix as driver.

FAZE CLAN
Q4 Fiscal 2022 Letter To Shareholders
8

2023 Our Opportunity & St r a t e gic Priorities Q4 Fiscal 2022 L ett er T o Shareholders 9 The rise of creator and influencer culture has shifted how individuals approach building their brands and businesses. Creators are no longer just content producers but are becoming brands unto themselves, with a dedicated following and unique identity. As a result of this trend, many creators are looking for ways to amplify their reach and build their audience, while also developing the skills and knowledge to turn their passion into a career. This highly dynamic environment informs our thinking about priorities in 2023, and our strategies to drive near - term business success and set the brand up for growth and profitability long - term. We believe FaZe Clan is uniquely positioned and has built a reputation for identifying and nurturing top talent. By partnering with creators and influencers, FaZe has leveraged its reach and credibility to promote its brand and products. Partnering with younger creators opens doors for collaborations with legacy brands. For example, our partnership with Porsche has created a unique opportunity for our two brands to collaborate and create content that resonates with a new and diverse audience. In 2023, we are focusing the business and our capital resources around our core revenue drivers; In addition to driving revenue growth in these areas, we are also focused on charting a course to profitability. We are continuing to align our cost structure with our business priorities and near - term market realities. In the fall of 2022 and again in early 2023, FaZe took specific steps to lower costs, including reducing our headcount by about 20% from when we went public, streamlining our management structure and curtailing high - cost investments in original content and consumer products partnerships. The result is a more efficient and focused business. B r and Sponsorship We are thrilled to report that in 2022, we secured 15 significant sponsorships, which we define as contracts valued at over $500,000, up from 12 such deals in 2021. The team has dedicated their efforts to expanding the deal pipeline and ensuring that sponsorships align with the values of FaZe and our talent network, as well as the interests of our fan base. We are working closely with our partners to create compelling and engaging campaigns that resonate with our audience and provide value to our sponsors. Talent Our talent network is at the core of everything we do and we will continue to focus on adding top new creators to keep our audience engaged. We are also focused on building out our talent development and partnership model, which involves identifying promising new talent, providing them with the resources and education they need to succeed, and then working together to develop co - owned businesses. Esports Esports will continue to be a critical driver of the FaZe brand and a central point of engagement for many of our fans. As we expand other revenue streams, we expect esports will continue to grow but contribute less of the pie. This is healthy and expected, and you’ll see us continue to invest in keeping FaZe teams at the top of the leagues in which they compete.

2022 Financial and Operating Results

FaZe closed 2022 near the top of our guidance, growing Full Year revenue 32% year-over-year to $70.0 million. Gross profit increased to $15.2 million from $8.9 million in 2021. Revenue growth was driven by a nearly 70% increase in brand sponsorship revenue, fueled by the increasing prominence of the FaZe brand, including a higher number of significant sponsors who signed agreements with value to FaZe of over $500,000. Significant sponsors grew to 15 from 12 year-over-year.

FaZe also generated growth in esports revenue, which benefited from easing COVID-19 restrictions, proceeds from tournament wins, and higher player transfer fees and league participation revenue. Revenue growth was offset by declines in consumer products and content revenue, where FaZe is placing less strategic emphasis in the near term.

Revenue in the fourth quarter of 2022 was $21.4 million, up 42% from $15.1 million in the prior year's fourth quarter, driven by brand partnerships. Gross profit was $1.2 million, down from $5.0 million in 2021, due to the timing of costs related to executing on one of our larger brand sponsorships in the fourth quarter.

FaZe's 2022 GAAP results included a non-cash, one-time accounting charge of $115.3 million, which related to the replacement of a prior debt facility with new shares of the public company under the terms of the go-public transaction. Including the charge, FaZe's 2022 net loss was ($168.5) million. Excluding this charge, FaZe's 2022 net loss would have been ($53.2) million, compared with a net loss of ($36.9) million in 2021. [2]

FaZe reported Adjusted EBITDA of ($33.6) million in 2022, compared with Adjusted EBITDA of ($27.8) million in 2021. [3] The increase was driven by higher General and Administrative expenses including costs in compensation and benefits due to increased headcount, stock compensation expense, and professional services fees as a result of the growth of the business and of becoming a public company. FaZe's sales and marketing expenses were slightly lower year-over-year.

The company has undertaken headcount reductions and other operational cost control measures in late Q4 2022 and early 2023, which did not have a meaningful impact on the 2022 financial results, but will generate cost savings in future reporting periods.

Fourth quarter net loss was ($19.1) million, compared with a net loss of ($13.6) million in the prior year period. Adjusted EBITDA for the quarter was ($12.1) million, compared with adjusted EBITDA of ($10.1) million in the fourth quarter of 2021.

Total Reach [4]	Total Reach (Monetizable) [5]	Aggregate YouTube Subscribers [6]	ARPU [7]
360.8 million (2021)	289.3 million (2021)	116.5 million (2021)	$0.45 (2021)
↓↓↓	↓↓↓	↓↓↓	↓↓↓
527.9 million (2022)	**323.2 million (2022)**	**136.2 million (2022)**	**$0.51 (2022)**

FaZe ended 2022 with $37.2 million in cash and equivalents. We believe this cash position is adequate to fund our operations and support our investment plans for 2023; we are also actively evaluating opportunities to enhance our capital structure to support our long-term growth plans better.

[2] Net loss excluding loss on extinguishment of debt is a non-GAAP number, which the Company believes is useful to present to illustrate the effect of non-recurring transactions occurring during the reporting period.

[3] Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" for our definition of, and additional information about, Adjusted EBITDA and for reconciliation to net loss, the most directly comparable U.S. GAAP financial measure.

[4] Total Reach measures the aggregate number of user accounts, or "fans", that subscribe to or follow FaZe content across YouTube, Twitter, Instagram and Twitch, including channels controlled by our celebrity talent.

[5] Total Reach (Monetizable) includes only channels that FaZe is contractually allowed to directly monetize.

[6] This metric represents the number of subscribers our total talent pool has on their FaZe co-branded YouTube channels, the company programmed FaZe Clan YouTube channel, as well as FaZe Affiliated channels.

[7] ARPU is the Average Revenue per YouTube Subscriber

FAZE CLAN Q4 Fiscal 2022 Letter To Shareholders 10

Our takeaway from an eventful 2022 is that, while FaZe entered the public markets at a very challenging time, in many ways, our business wins underscore that our vision for our brand in the c r e a t o r - dri v en e c onomy is in t act and the opportunities a r e e x citing. We fully recognize that we must build a business that creates and delivers value for talent, community and shareholders. We have much work to do, but we are committed to completing it. We look forward to increasing dialogue with the investment community as the year unfolds. - F a Ze Clan Closing, Business Outlook While we are not providing guidance for 2023 in light of macro uncertainty, we are planning for revenue growth and a significant narrowing of our Adjusted EBITDA loss following the cost reductions we have implemented. We expect our top line to be driven by expanding our brand partnership business into new categories and are actively pursuing a solid pipeline of opportunities. We look forward to updating you as the year unfolds. Q4 Fiscal 2022 L ett er T o Shareholders 11

FaZe will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), Thursday, March 30, 2023. To access the conference call, participants should dial +1 (888) 440 - 6928 and enter the conference ID number 1341513. The live audio webcast, along with the press release, will be accessible at https://investor.fazeclan.com/ . An archived conference call webcast will be accessible on FaZe Holding Inc.’s Investor Relations page, https://investor.fazeclan.com. Con f er en c e Call Q4 Fiscal 2022 L ett er T o Shareholders 12

Assets Dec 31, 2022 (unaudi ted) Dec 31, 2021 (audi ted) BALANCE SHEET Liabilities, Mez z anine Equity and S t ockholde r s ’ D e ficit Q4 Fiscal 2022 L ett er T o Shareholders 13

$ in thousands Q4 2022 Q4 2021 F Y 2022 (unaudi t ed) F Y 2021 (audi t ed) INCOME SHEET Q4 Fiscal 2022 L ett er T o Shareholders 14

$ in thousands Q4 2022 Q4 2021 FY 2022 FY 202 1 (unaudited) (audited) Cash Fl o ws F r om Ope r ating Activities: Cash fl o ws f r om in v esting activities STATEMENT OF CASH FLOW Q4 Fiscal 2022 L ett er T o Shareholders 15

STATEMENT OF CASH FLOW (CONTINUED) $ in thousands Cash Fl o ws F r om Financing Activities: Q4 2022 Q4 2021 FY 2022 (unaudited) FY 202 1 (audited) Q4 Fiscal 2022 L ett er T o Shareholders 16

The information in this communication includes “forward - looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding the Company’s strategy, future operations and financial performance, estimated financial position, estimated revenue and losses, projections of market opportunity and market share, projected costs, prospects, plans and objectives of management are forward - looking statements. These forward - looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expect,” “will,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward - looking. Such statements are based on management’s belief or interpretation of information currently available. These forward - looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and conditions (financial or otherwise) to differ materially from those indicated in the forward - looking statements, including but not limited to: the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; litigation and regulatory proceedings relating to our business, including the ability to adequately protect our intellectual property rights; our limited operating history and uncertain future prospects and rate of growth due to our limited operating history; our ability to continue to monetize our platform; our ability to grow market share in our existing markets or any new markets we may enter; our ability to maintain and grow the strength of our brand reputation; our ability to manage our growth effectively; our ability to retain existing and attract new Esports professionals, content creators and influencers; our success in retaining or recruiting, or changes required in, our officers, directors and other key employees or independent contractors; our ability to maintain and strengthen our community of brand partners, engaged consumers, content creators, influencers and Esports professionals, and the success of our strategic relationships with these and other third parties; risks related to data security and privacy, including the risk of cyber - attacks or other security incidents; our ability to secure future financing, if needed, and our ability to repay any future indebtedness when due; the impact of the regulatory environment in our industry and complexities with compliance related to such environment, including our ability to comply with complex regulatory requirements; our ability to maintain an effective system of internal controls over financial reporting; our ability to respond to general economic conditions, including market interest rates; and other risks identified in Item 1A, “Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31, 2022 and our other filings with the SEC. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. Forward - looking statements speak only as of the date they are made. While FaZe may elect to update these forward - looking statements at some point in the future, FaZe specifically disclaims any obligation to do so. These forward - looking statements should not be relied upon as representing FaZe’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward - looking statements. F orw a r d L ooking S t a t ements Q4 Fiscal 2022 L ett er T o Shareholders 17

Adjusted EBITDA, a non - GAAP measure, is a performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. Adjusted EBITDA is defined as net loss before share - based compensation expense, foreign currency gains and losses, interest expense, impairment of content assets, depreciation and amortization, change in fair value of warrant liabilities, and loss on debt extinguishment. Adjusted EBITDA is used by the FaZe board and management as a key factor in determining the quality of our earnings (loss). Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it helps illustrate the underlying financial and business trends relating to the Company’s core, recurring results of operations and also enhances comparability between periods. Adjusted EBITDA is not a recognized measure under U.S. GAAP and is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Investors should exercise caution in comparing the Company’s non - GAAP measure to any similarly titled measure used by other companies. This non - GAAP measure excludes certain items required by U.S. GAAP and should not be considered as an alternative to information reported in accordance with U.S. GAAP. The table below presents the Company’s adjusted EBITDA, reconciled to its net loss for the periods indicated. Use o f Non - G AAP Financial M e asu r es RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA $ in thousands Q4 2022 Q4 2021 F Y 2022 (unaudit ed) F Y 2021 (audit ed) Q4 Fiscal 2022 L ett er T o Shareholders 18

About FaZe

ABOUT FAZE HOLDINGS INC.

FaZe Holdings Inc. (Nasdaq: FAZE) ("FaZe Clan"), is a digital-native lifestyle and media platform rooted in gaming and internet culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe Clan was created for and by gamers and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. Reaching over 500 million followers across social platforms globally, FaZe Clan delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe Clan's roster of more than 100 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming, including NFL star Kyler "FaZe K1" Murray, LeBron "FaZe Bronny" James Jr., Lil Yachty aka "FaZe Boat", Offset aka "FaZe Offset" and Snoop Dogg aka "FaZe Snoop." Its gaming division includes 15 competitive esports teams who have won 38 world championships. The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information, visit **www.fazeclan.com**, **investor.fazeclan.com** and follow FaZe Clan on **Twitter**, **Instagram**, **YouTube**, **TikTok**, and **Twitch**.

FAZE CLAN Q4 Fiscal 2022 Letter To Shareholders 19